1,300,000 Shares

                              R.P. SCHERER CORPORATION

                                    Common Stock
                                  ($.01 Par Value)

                        INTERNATIONAL UNDERWRITING AGREEMENT
                        ------------------------------------




                                                     November __, 1994

             LEHMAN BROTHERS INTERNATIONAL (EUROPE)
             DONALDSON, LUFKIN & JENRETTE SECURITIES
               CORPORATION
             OPPENHEIMER & CO., INC.
             J. HENRY SCHRODER WAGG & CO. LIMITED
             ROBERT W. BAIRD & CO. INCORPORATED
               (the "International Managers")
             c/o LEHMAN BROTHERS INTERNATIONAL (EUROPE)
             One Broadgate
             London EC2M 7HA
             ENGLAND

             Dear Sirs:


                       Certain stockholders of R.P. Scherer Corporation,
             a Delaware corporation (the "Company"), named in Schedule II hereto (the "Selling Stockholders") propose to sell to the International Managers an aggregate of 1,300,000 shares (the "Firm Shares") of the Company's Common Stock ($0.01 par value) (the "Common Stock"). In addition, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, certain of the Selling Stockholders propose to grant to the U.S. Underwriters an option to purchase up to an additional 104,875 shares (the "Option Shares") of Common Stock. The Firm Shares and any Option Shares purchased pursuant to this International Underwriting Agreement are herein called the "Shares". This is to confirm the agreement concerning the purchase of the Shares from the Selling Stockholder by the International Managers.

                       It is understood that the Company and the Selling
             Stockholders are concurrently entering into a U.S.
























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             Underwriting Agreement, dated the date hereof (the "U.S.
             Underwriting Agreement"), providing for the sale by the Selling Stockholders of 5,200,000 shares of Common Stock (plus an option to purchase an additional 419,498 shares solely for the purpose of covering over-allotments) in the United States through arrangements with Lehman Brothers Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Oppenheimer & Co., Inc., Wertheim Schroder & Co. Incorporated and Robert W. Baird & Co. Incorporated (the "U.S. Underwriters"). All shares of Common Stock to be offered to the U.S. Underwriters pursuant to the U.S. Underwriting Agreement are herein called the "U.S. Shares"; the U.S. Shares and the Shares, collectively, are herein called the "Underwritten Shares". The respective closings under this Agreement and the U.S. Underwriting Agreement are hereby expressly made conditional on one another.

                       The Company and the Selling Stockholders also
             understand that the U.S. Underwriters and the International Managers have entered into an agreement (the "Agreement Between U.S. Underwriters and International Managers") contemplating the coordination of certain transactions between the U.S. Underwriters and the International Managers and that, pursuant thereto and subject to the conditions set forth therein, the U.S. Underwriters may purchase from the International Managers a portion of the Shares or sell to the International Managers a portion of the U.S. Shares.
             The Company and the Selling Stockholders also understand that any such purchases and sales between the U.S. Underwriters and the International Managers shall be governed by the Agreement Between U.S. Underwriters and International Managers and shall not be governed by the terms of this Agreement or the U.S. Underwriting Agreement.

                       1. Representations and Warranties. The Company represents, warrants and agrees that:

                       (a) A registration statement on Form S-3 (File No. 33-_____) with respect to the Underwritten Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Rules and Regulations (as defined herein) of the United States Securities and Exchange Commission (the "Commission") thereunder and has been filed by the Company with the Commission under the Securities Act. Copies of such registration statement (including exhibits thereto and documents incorporated by reference therein) as amended to date have been delivered by the Company to each of the International Managers. The Company will next file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment to such registration statement, including forms of final prospectuses or (ii) final prospectuses in accordance



















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             with Rules 430A and 424(b)(1) or (4).  In the case of clause
             (ii), the Company has included in such registration statement, as amended at the Effective Date (as defined herein), all information (other than Rule 430A Information (as defined herein)) required by the Securities Act and the Rules and Regulations thereunder to be included in the Prospectuses with respect to the Underwritten Shares and the offering thereof. As filed, such amendment and forms of final prospectuses, or such final prospectuses, shall contain all Rule 430A Information, together with all other such required information, with respect to the Underwritten Shares and the offering thereof and, except to the extent the International Managers shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the date hereof or, to the extent not completed at the date hereof, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary
             Prospectuses (as defined herein)) as the Company has advised you, prior to the date hereof, will be included or made therein.

                       For purposes of this Agreement, "Effective Time"
             means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission. "Effective Date" means the date of the Effective Time. "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before the Effective Date, any prospectus filed with the Commission by the Company with your consent pursuant to Rule 424(a) of the Rules and Regulations and any prospectus included in such registration statement at the Effective Date that omits Rule 430A Information. "Prospectuses" means the forms of prospectuses relating to the Underwritten Shares, as first filed pursuant to Rule 424(b) or, if no filing pursuant to Rule 424(b) is required, the forms of final prospectuses included in the Registration Statement at the Effective Date. "Registration Statement" means such registration statement, as amended at the Effective Time, including any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. "Rule 424" and "Rule 430A" refer to such rules under the Securities Act. "Rule 430A Information" means information with respect to the Underwritten Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. All references to any Preliminary Prospectus, any Prospectus and the Registration Statement include the documents incorporated therein by reference. It is understood that two or more forms of Preliminary Prospectuses and two forms of Prospectuses are to be used in connection with the offering and sale of the Underwritten Shares; one or more Preliminary



















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             Prospectuses and a Prospectus relating to the Shares which are to be offered and sold to U.S. Persons (as defined herein) (a "U.S. Preliminary Prospectus" and the "U.S. Prospectus", respectively) and one or more Preliminary Prospectuses and a Prospectus relating to the International Shares which are to be offered and sold to persons other than U.S. Persons (an "International Preliminary Prospectus" and the "International Prospectus", respectively). The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act (as defined herein) that are deemed to be incorporated by reference in the International Prospectus. The Commission has not issued any stop order preventing or suspending the use of the Preliminary Prospectuses or the Prospectuses or the effectiveness of the Registration Statement, and no proceeding for any such purpose has been initiated or threatened by the Commission.

                       For purposes of this Agreement:  "Rules and
             Regulations" means the rules and regulations adopted by the Commission under either the Securities Act or the Securities Exchange Act of 1934 (the "Exchange Act"), as applicable; "U.S. Person" means any resident or national of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States or any estate or trust the income of which is subject to United States income taxation regardless of the source of its income (other than the foreign branch of any U.S. Person), and includes any United States branch of a person other than a U.S. Person; and "United States" means the United States of America (including the states thereof and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction.

                       (b) At the Effective Date of the Registration Statement and at all times when the International Prospectus is required to be delivered in connection with offers or sales of the Shares, the Registration Statement and the International Prospectus did, and all further amendments or supplements to the Registration Statement or the International Prospectus will, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations thereunder and did not and will not, as of the applicable Effective Date of the Registration Statement and all amendments thereto and as of the applicable filing date of the International Prospectus and all amendments or supplements thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that
                                                --------  -------
             the Company makes no representation or warranty as to information contained in or omitted from the Registration



















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






             Statement or the International Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any International Manager or any Selling Stockholder specifically for inclusion therein. Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the International Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable Rules and Regulations thereunder.

                       (c) Arthur Andersen LLP, whose reports appear in the Registration Statement and the International Prospectus, are independent certified public accountants as required by the Securities Act and the Rules and Regulations. The financial statements and schedules (including the related notes and supporting schedules) included in or incorporated by reference into the Registration Statement and the International Prospectus, present (or in the case of any amendment or supplement to any such document filed with the Commission after the date as of which this representation is being made, will present) fairly the financial condition, the results of operations and the cash flows of the entities purported to be shown thereby at the dates and for the periods indicated, and have been (or will be, as the case may be) prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated.

                       (d) Each of the Company and its Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, with full power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Registration Statement and the International Prospectus, and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary, except those jurisdictions in which the failure so to qualify will not have a material adverse effect on the Company and its subsidiaries taken as a whole. For purposes of this Agreement, "Subsidiary" means the direct and indirect subsidiaries of the Company set forth on Annex I hereto, which are all the direct or indirect subsidiaries of the Company.

                       (e) The authorized and outstanding capital stock of the Company conforms to the descriptions thereof contained in the International Prospectus. All outstanding shares of Common Stock, including the Shares, are duly authorized, validly issued and outstanding, fully paid,



















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             nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof. None of the Shares when delivered will be subject to any lien, claim, encumbrance, restriction upon voting or transfer, preemptive rights or any other claim of any third party. Neither the filing of the Registration Statement, the Preliminary Prospectuses or the Prospectuses nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than any which have been waived or satisfied, for or relating to the registration of any securities of the Company. All the issued and outstanding capital stock of each Subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable and, except as set forth on Annex I, is owned directly or indirectly by the Company, free and clear of any claim, lien, encumbrance or security interest except such as are described in the Registration Statement and the International Prospectus.

                       (f)  Since the respective dates as of which
             information is given in the Registration Statement and the International Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in, or any adverse development which materially affects, the business, properties, financial condition or prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions, entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                       (g)  Neither the Company nor any of its
             Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, nor will the execution or delivery hereof or consummation of the transactions contemplated hereby result, or with the giving of notice or lapse of time or both result, in a violation of, or constitute, or with the giving of notice or lapse of time or both constitute, a default under, the certificate of incorporation, by-laws or other governing documents of the Company or any of its Subsidiaries, or any agreement, indenture or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound, or to which any of their properties is subject, nor will the execution and delivery by the Company of this Agreement or performance by the Company of its obligations hereunder violate any law, rule, administrative regulation or decree of any court, or any governmental agency or body having jurisdiction over the Company or any



















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             of its Subsidiaries, or any of their respective properties, except where such violations, in the aggregate, would not have a material adverse effect on the Company and its subsidiaries taken as a whole, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of its Subsidiaries, except such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or such Subsidiary. Except for permits and similar authorizations required under the Securities Act and the securities or "Blue Sky" laws of certain jurisdictions, no consent, approval, authorization or order of any court, governmental agency or body or financial institution, which has not been made or obtained, is required in connection with the execution, delivery and consummation of the transactions contemplated by this Agreement.

                       (h) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, and is enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or public policy underlying such laws and except as enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                       (i) The Company and its Subsidiaries own in fee all items of real property and have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the International Prospectus or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or its Subsidiaries; and any real property and buildings held under lease by the Company or its Subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or its Subsidiaries.

                       (j) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company and its Subsidiaries, threatened against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement or the International



















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             Prospectus (other than as disclosed therein) or which would reasonably be expected to result in any material adverse change in the condition, results of operations, business or prospects of the Company and its subsidiaries, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their property is the subject which are not described in the Registration Statement or the International Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material with respect to the Company and its subsidiaries; and there is no contract or other document of the Company or any of its subsidiaries which is required to be filed as an exhibit to the Registration Statement by the Securities Act or by the Rules and Regulations which has not been so filed.

                       (k) Each of the Company and its Subsidiaries possesses all material licenses, certificates, authorizations and permits issued by the appropriate state, Federal or foreign regulatory agencies or bodies necessary for the conduct of its business as described in the Registration Statement and the International Prospectus, and neither the Company nor any of its Subsidiaries has received any notice relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of the business, operations, financial condition or income of the Company and its subsidiaries considered as one enterprise.

                       (l)  Neither the Company nor any of its
             Subsidiaries is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject which violation would reasonably be expected to result in a material adverse change in the financial condition, results of operations, business or prospects of the Company and its subsidiaries.

                       (m) There are (i) no preemptive or other rights to subscribe for or to purchase or any restrictions upon the voting or transfer of any share of Common Stock pursuant to the Company's corporate charter, by-laws or any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which it may be bound and (ii) except as described in the Registration Statement or the International Prospectus, no outstanding warrants or options to purchase any shares of capital stock of the Company.




















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                       (n)  Neither the Company nor any subsidiary has
             taken and neither shall take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

                       (o)  The Shares are listed on the New York Stock
             Exchange.

                       2. Representations, Warranties and Agreements of the Selling Stockholders. Each Selling Stockholder severally represents and warrants to and agrees with each International Manager that:

                       (a) Such Selling Stockholder has all power and authority necessary to execute and deliver this Agreement and perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by such Selling Stockholder, and constitutes the valid and binding agreement of such Selling Stockholder and is enforceable against the Selling Stockholder in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or public policy underlying such laws and except as enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law. The execution, delivery and performance by such Selling Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not violate any provision of any applicable law, regulation, judgment, injunction, order or decree binding upon or applicable to such Selling Stockholder and will not result in the creation or imposition by such Selling Stockholder of any lien, charge or encumbrance upon any of such Selling Stockholder's Shares. Except as required by the Securities Act, the Exchange Act, and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement by the Selling Stockholder.

                       (b) Such Selling Stockholder now has, and on the Closing Date will have, good and marketable title to the Shares (as well as the U.S. Shares) set forth opposite such Selling Stockholder's name on Schedule II hereto, free and clear of any and all liens, claims, encumbrances, restrictions, preemptive rights, and any other claims of any third party, with full right and authority to sell and deliver such Shares against payment therefor as contemplated



















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             herein.  Upon the delivery of and payment for such Shares as contemplated herein, the International Managers will receive good and marketable title to the shares of Common Stock purchased by them, respectively, from such Selling Stockholder, free and clear of any and all liens, claims, encumbrances, restrictions, preemptive rights, and any other claims of any third party, except as may be created by or through the International Managers.

                       (c) Without the prior written consent of the International Managers, such Selling Stockholder will not sell, cause the sale of or offer or contract to sell, sell or grant options, rights or warrants with respect to or otherwise dispose of, directly or indirectly, any shares of Common Stock (or any securities convertible into or exchangeable for such Common Stock) except pursuant to this Agreement or the U.S. Underwriting Agreement, within 120 days of the date of this Agreement. Such Selling Stockholder has not taken, and agrees that it will not take, directly or indirectly, any action which might reasonably be expected to cause or result in (i) stabilization of the price of the Common Stock to facilitate the sale or resale of the Shares or (ii) manipulation of the price of the Common Stock.

                       (d) The information pertaining to such Selling Stockholder under the caption "Selling Stockholders" in the International Prospectus is in all material respects true and complete in relation to the requirements of Item 507 of Regulation S-K of the Securities Act.

                       3. Purchase of the Shares by the International Managers. (a) Subject to the terms and conditions and upon the basis of the representations and warranties herein set forth, each Selling Stockholder hereby agrees, severally and not jointly, to sell to the International Managers the number of Firm Shares set forth opposite such Selling Stockholder's name in Schedule II hereto, and each International Manager hereby agrees, severally and not jointly, to purchase at a price of $____ per share of Common Stock, the number of Firm Shares of Common Stock set forth opposite such International Manager's name in Schedule I hereto.

                       (b) Each Selling Stockholder hereby grants to the International Managers an option to purchase from such Selling Stockholder, solely for the purpose of covering over-allotments in the sale of Firm Shares, all or any portion of the Option Shares set forth opposite such Selling Stockholder's name in Schedule II hereto for a period of 30 days from the date hereof at the purchase price per Share set forth above. Option Shares shall be purchased from the Selling Stockholders, severally and not jointly, for the



















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             accounts of the several International Managers in the
             proportion which the number of Firm Shares set forth opposite such International Manager's name in Schedule I hereto bears to the aggregate number of Firm Shares, except that the respective purchase obligations of each International Manager shall be adjusted so that no International Manager shall be obligated to purchase Option Shares other than in 100-Share quantities.

                       4. Delivery of and Payment for Shares. Delivery of and payment for the Firm Shares shall be made at such place as mutually may be agreed upon, at 10:00 a.m., New York City time, on the fifth full Business Day following the date hereof or at such other date as shall be determined by the Company, the International Managers and the Selling Stockholders (the "First Closing Date"). For purposes of this Agreement, "Business Day" means any day on which the New York Stock Exchange is open for trading. On the First Closing Date, the Selling Stockholders shall deliver the certificates representing the Firm Shares to the International Managers against payment to or upon the order of the Selling Stockholders, of the purchase price for the Firm Shares by certified or official bank checks payable in New York Clearing House (next day) funds. Time shall be of the essence, and delivery of the certificates for the Shares to be purchased at the time and place specified in this Agreement is a further condition to the obligations of each International Manager. Upon delivery, the Firm Shares shall be in definitive form and registered in such names and denominations as you shall have requested in writing at least two full Business Days prior to the First Closing Date. For the purpose of expediting the checking and packaging of the Firm Shares, the Selling Stockholders shall make the certificates representing the Firm Shares available, or cause such certificates to be available, for inspection by the International Managers in New York City not later than 10:00 a.m., New York City time, on the Business Day prior to the First Closing Date.

                       At any time on or before the thirtieth day after
             the date on which this Agreement shall become effective, the option granted in Section 3 hereof may be exercised by a written notice given to the Selling Stockholders from the International Managers. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, the names in which the Option Shares are to be registered, the denominations in which the Option Shares are to be issued and the time and date, as determined by the International Managers, when such Option Shares are to be delivered (the "Option Closing Date"); provided, however, that the Option Delivery Date shall not be earlier than the third Business Day nor later than the fifth Business Day after the date on which the option shall have been exercised



















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             and in no event earlier than the First Closing Date.  (The
             First Closing Date and the Option Closing Date are herein individually referred to as a "Closing Date" and collectively referred to as the "Closing Dates".)

                       Delivery of and payment for the Option Shares
             shall be made at such place as shall be designated by the International Managers, at 10:00 a.m. New York City time, on the Option Closing Date. On the Option Closing Date, the Selling Stockholders shall deliver the certificates representing the Option Shares to the International Managers for the account of each International Manager against payment to or upon the order of the Selling Stockholders, of the purchase price for the Option Shares by certified or official bank checks payable in New York Clearing House (next day) funds. Time shall be of the essence, and delivery of the certificates for the Shares to be purchased at the time and place specified in this Agreement is a further condition to the obligations of each International Manager. Upon delivery, the Option Shares shall be in definitive form and registered in such names and denominations as you shall have requested in writing at least two full Business Days prior to the Option Closing Date. For the purpose of expediting the checking and packaging of the Option Shares, the Selling Stockholders shall make the certificates representing the Option Shares available, or cause such certificates to be available, for inspection by the International Managers in New York City not later than 10:00 a.m., New York City time, on the Business Day prior to the Option Closing Date.

                       5. Covenants. The Company covenants and agrees with each International Manager that:

                       (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the date hereof, and any amendment thereof, to become effective. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the International Prospectus is otherwise required under Rule 424(b), the Company will cause the International Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the International Managers of such timely filing. The Company shall prepare and file with the Commission during such period following the date hereof as, in the reasonable opinion of counsel for the International Managers, the Prospectuses which are required by law to be delivered, any amendments of or supplements to the Registration Statement, the International Preliminary Prospectuses or the International Prospectus that, in your opinion, may be necessary or advisable in connection with the distribution of the Shares.

                       (b) The Company shall deliver promptly to each International Manager such number of conformed copies of the Registration Statement, as originally filed and each amendment thereto (excluding exhibits other than this Agreement), and of each International Preliminary Prospectus, the International Prospectus and any amended or supplemented International Prospectus, as the International Managers may from time to time reasonably request.

                       (c) The Company shall promptly file with the Commission the International Prospectus, if consented to by the International Managers, pursuant to Rule 424(b)(1),
             (b)(3) or (b)(4) and, during the period of time when an International Prospectus is, in the opinion of counsel for the International Managers, required to be delivered by an International Manager or dealer (but not later than nine months after the date hereof), any amendment to the Registration Statement or any supplement to the International Prospectus that may, in the reasonable judgment of the Company or the International Managers, be required by the Securities Act or requested by the Commission and approved by the International Managers.

                       (d)  Prior to filing with the Commission any
             amendment to the Registration Statement or supplement to the International Prospectus, or to filing any International Prospectus pursuant to Rule 424(b)(1), (b)(3) or (b)(4) of the Rules and Regulations, the Company shall furnish a copy thereof to the International Managers and their counsel and obtain the consent of the International Managers to the filing.

                       (e)  The Company will promptly advise the
             International Managers (i) when the Registration Statement, if not effective at the date hereof, and any amendment thereto, shall have been filed or become effective, (ii) when the International Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (iii) when any post-effective amendment to the Registration Statement becomes effective, (iv) of any request or proposed request by the Commission for an amendment to the Registration Statement, a supplement to the International Prospectus or any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation, or threat of initiation, of any stop order proceeding, (vi) of receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation, or threat of initiation, of any proceeding for that purpose, and (vii) of the happening of any event which makes untrue any statement of a material fact made in the Registration Statement or the International Prospectus, or which requires the making of a change in the Registration Statement or the International Prospectus in order to make any material statement therein not misleading.

                       (f) If the Commission shall issue a stop order or other order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any International Preliminary Prospectus or the International Prospectus, or if the Commission shall institute any proceedings for any such purpose, the Company shall make every reasonable effort to obtain the lifting of any such order at the earliest possible time.

                       (g)  As soon as practicable after the first
             anniversary of the Effective Date, the Company shall make generally available to its security holders in accordance with Rule 158 of the Rules and Regulations under the Securities Act an earnings statement, conforming with the requirements of Section 11(a) of the Securities Act and covering a period of at least twelve consecutive months beginning after the Effective Date.

                       (h)  During a period of three years from the
             Effective Date, the Company shall furnish to the International Managers, within 30 days of the filing thereof, copies of all public reports and all reports and financial statements furnished by the Company to the New York Stock Exchange, pursuant to requirements of or agreements with such Exchange, or to the Commission pursuant to the Exchange Act or any of the Rules and Regulations thereunder.

                       (i) The Company shall endeavor to qualify the Shares for offer and sale under the securities laws of such jurisdictions as the International Managers may reasonably request but the Company shall not be required to qualify to do business or consent to general service of process in any jurisdiction.

                       (j) The Company has not taken and agrees that it will not take, directly or indirectly, any action which might reasonably be expected to cause or result in (i) stabilization of the price of the Common Stock to facilitate the sale or resale of the Shares or (ii) manipulation of the price of the Common Stock.

                       6.  Expenses.  The Selling Stockholders shall pay
             (i) all costs incident to the authorization, issuance, sale and delivery of the Shares to be sold to the International

             Managers and all taxes payable in that connection; (ii) the costs incident to the preparation, printing, filing under the Securities Act and distribution of the Registration Statement and all pre-effective and post-effective amendments and exhibits thereto and the Preliminary Prospectuses, the Prospectuses and all amendments or supplements thereto; (iii) the costs of printing the International Managers' Questionnaires, the Agreement Among International Managers, the Supplemental Agreement Among U.S. Underwriters, this Agreement, the U.S. Underwriting Agreement, the Agreement Between U.S. Underwriters and International Managers and any Selling Agreements; (iv) the costs of filings with the National Association of Securities Dealers, Inc. (the "NASD"); (v) the fees and expenses of qualifying any Shares under the securities laws of the several jurisdictions as provided in Section 5 and of preparing and printing a Blue Sky Memorandum and any memorandum or opinion relating to any qualifications required outside the United States (including reasonable fees and expenses, not in excess of $15,000, of counsel to the U.S. Underwriters in connection therewith); and (vi) all other costs and expenses incident to the performance of the Company's and the Selling Stockholders' obligations under this Agreement; provided that the International Managers
                             --------
             shall pay the fees and expenses of counsel to the International Managers and that, except as provided in this Section and in Sections 9 and 11, the International Managers shall pay the expenses of advertising any offering of the Underwritten Shares made by the International Managers.

                       7. Indemnification and Contribution. (a) The Company shall indemnify and hold harmless each International Manager, each Selling Stockholder and each person, if any, who controls any International Manager or any Selling Stockholder from and against all losses, claims, damages and liabilities, joint or several, and all actions in respect thereof (including, but not limited to, all losses, claims, damages or liabilities or actions relating to purchases and sales of Firm Shares and Option Shares), to which any International Manager, any Selling Stockholder or any controlling person of any of them may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any International Preliminary Prospectus, the International Prospectus, or any amendment thereof or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and shall reimburse each International Manager, each Selling Stockholder and each such controlling person promptly upon demand for all legal and other expenses reasonably incurred by any such International Manager, Selling Stockholder or controlling person in connection with investigating, defending or preparing to defend against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case the person receiving them shall promptly refund them; provided, however, that the Company
                                   --------  -------
             shall not be liable under this Section 7(a) in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any International Preliminary Prospectus or in the Registration Statement or the International Prospectus, or any amendment thereof or supplement thereto, made in reliance upon and in conformity with information furnished in writing to the Company by the International Managers or any Selling Stockholder specifically for inclusion therein; and provided further
                                                     -------- -------
             that as to any International Preliminary Prospectus this indemnity agreement shall not inure to the benefit of any International Manager or any controlling person on account of any loss, claim, damage, liability or action arising from the sale of any of the Shares to any person by that International Manager if that International Manager failed to send or give a copy of the International Prospectus (or the International Prospectus as amended or supplemented) to such person at or prior to the written confirmation of the sale of such Shares to such person, and if the International Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any International Manager, the Selling Stockholder or any controlling person of any of them.

                       (b) Each Selling Stockholder, severally and not jointly, shall indemnify and hold harmless the Company and each International Manager, each of their respective directors, each of the officers of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any International Manager within the meaning of the Securities Act, from and against all losses, claims, damages and liabilities, and all actions in respect thereof (including, but not limited to, all losses, claims, damages or liabilities or actions relating to purchases and sales of Firm Shares and Option Shares), to which the Company and any International Manager or any such director or officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any U.S. Preliminary Prospectus, the U.S. Prospectus, or any amendment thereto or supplement thereof, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Stockholder specifically for inclusion therein, and shall reimburse the Company and each International Manager and each such director or officer or controlling person promptly upon demand for all legal and other expenses reasonably incurred by the Company, any such International Manager or any such director or controlling person in connection with investigating, defending or preparing to defend against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case the entity receiving them shall promptly refund them. The foregoing indemnity agreement is in addition to any liability which such Selling Stockholder may otherwise have to the Company, any International Manager or any such director, officer or controlling person.

                       (c) Each International Manager, severally and not jointly, shall indemnify and hold harmless the Company and each Selling Stockholder, each of their directors, each of the officers of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Securities Act, from and against all losses, claims, damages and liabilities, and all actions in respect thereof (including, but not limited to, all losses, claims, damages or liabilities or actions relating to purchases and sales of Firm Shares and Option Shares), to which the Company, any Selling Stockholder or any such director or officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any International Preliminary Prospectus, the International Prospectus or any amendment thereto or supplement thereof, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by such International Manager specifically for inclusion therein, and shall reimburse the Company and each Selling Stockholder and each such director or officer or controlling person promptly upon demand for all legal and other expenses reasonably incurred by the Company or any Selling Stockholder or any such director or officer or controlling person in connection with investigating, defending or preparing to defend against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case the entity receiving them shall promptly refund them. The foregoing indemnity agreement is in addition to any liability which any International Manager may otherwise have to the Company, any Selling Stockholder or any such director, officer or controlling person.

                       (d) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of the action; provided, however, that the
                                         --------  -------
             failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to an indemnified party otherwise than under this Section 7. If any such claim or action is brought against an indemnified party, and it notifies the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action with counsel reasonably satisfactory to the indemnified party in accordance with the foregoing, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that
                            --------  -------

                       (x) the International Managers, acting together
                  with the U.S. Underwriters, shall have the right to employ counsel to represent the International Managers and/or the U.S. Underwriters and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the International Managers against the indemnifying party under this Section 7 if, in the reasonable judgment of the International Managers other than Lehman Brothers International (Europe) that account for a majority of the underwriting commitment of such International Managers other than Lehman Brothers International (Europe) (the International Managers accounting for such majority, the "Non-Lehman Underwriters"), it is advisable for the International Managers and such controlling persons to be represented by separate counsel, and in that event such separate counsel shall be chosen by the Non-Lehman Underwriters to represent the International Managers and the fees and expenses of such separate counsel to the
                  International Managers shall be paid by the
                  indemnifying party; provided that the indemnifying
                                      --------
                  party shall not be responsible for the fees and
                  expenses of such separate counsel so long as counsel to such indemnifying party (which, in the case of the Company, shall be Simpson Thacher & Bartlett or other nationally recognized counsel reasonably satisfactory to the Non-Lehman Underwriters) is able to conclude in a written opinion (which may be requested at any time by the Non-Lehman Underwriters (it being understood that the Non-Lehman Underwriters shall be entitled to reimbursement from the date such opinion was requested if the indemnifying party's counsel is unable to so conclude)) addressed to the indemnifying party, the International Managers and the U.S. Underwriters that no conflict exists that makes representation of all such parties by the same counsel inappropriate; and

                       (y) the Selling Stockholders shall have the right
                  to employ counsel to represent the Selling Stockholders and any controlling persons thereof who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Selling Stockholders against the Company and the International Managers under this Section 7 if, in the reasonable judgment of the Selling Stockholders, it is advisable for the Selling Stockholders and such controlling persons to be represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the indemnifying party; provided that the indemnifying party shall not be
                  --------
                  responsible for the fees and expenses of such separate counsel so long as counsel to such indemnifying party (which, in the case of the Company, shall be Simpson Thacher & Bartlett or other nationally recognized counsel reasonably satisfactory to the Selling Stockholders) is able to conclude in a written opinion (which may be requested at any time by the Selling Stockholders (it being understood that the Selling

                  Stockholders shall be entitled to reimbursement from the date such opinion was requested if the indemnifying party's counsel is unable to so conclude)) addressed to the indemnifying party and the Selling Stockholders that no conflict exists that makes representation of all such parties by the same counsel inappropriate.

             It is understood that the indemnifying party shall be liable for the expenses of no more than one counsel for each of (1) the International Managers as a group and (2) the Selling Stockholders as a group. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiffs, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

                       (e)  If the indemnification provided for in this
             Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a), 7(b) or 7(c) hereof in respect of any loss, claim, damage or liability (or any action in respect thereof) referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability (or action in respect thereof) in such proportion as shall be appropriate to reflect the relative fault of the Company, the Selling Stockholders and the International Managers with respect to the statements or omissions that resulted in such loss, claim, damage or liability (or action in respect thereof) as well as the relative benefits received by the Company and the Selling Stockholders on the one hand and the International Managers on the other hand from the offering of the Shares, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, a Selling Stockholder or the International Managers in question, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the International Managers agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this subsection (e). The amount paid by an indemnified party as a result of the loss, claim, damage or liability (or action in respect thereof) referred to above in this subsection (e) shall be deemed to include, for purposes of this subsection
             (e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no International Manager shall be required to contribute any amount in excess of the amount by which the total underwriting discount for the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such International Manager has otherwise paid or become liable to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The International Managers' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

                       (f) The Company and the Selling Stockholders acknowledge that the statements with respect to the offering to the public of the Shares set forth on the cover page of the International Prospectus, the statements with respect to such offering under the caption "Underwriting" in the International Prospectus and the stabilization legend contained on page 2 of the International Prospectus were the only statements furnished in writing to the Company or the Selling Stockholders by or on behalf of the International Managers severally for inclusion in the Registration Statement and the International Prospectus, and the Company and the International Managers acknowledge that the statements with respect to the Selling Stockholders and with respect to the offering to the public of the Shares set forth on the cover page of the International Prospectus and under the caption "Selling Stockholders" in the International Prospectus were the only statements furnished in writing to the Company or the International Managers by or on behalf of the Selling Stockholders severally for inclusion in the Registration Statement and the International Prospectus.

                       (g) The agreements contained in this Section 7 and the representations, warranties and agreements of the Company in Sections 1, 2 and 5 shall survive the delivery of the Shares and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

                       8.   Conditions of International Managers'
             Obligations. The obligations of the several International Managers hereunder are subject to the accuracy, as of the date hereof and each Closing Date (as if made at such Closing Date), of the representations and warranties of the Company and the Selling Stockholders contained herein, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional terms and conditions:

                       (a) If the Registration Statement has not become effective prior to the date hereof, unless the International Managers agree in writing to a later time, the Registration Statement will become effective not later than 11:00 a.m., New York City time, on the first full Business Day following the date hereof; all post-effective amendments to the Registration Statement shall have become effective; all filings required by Rule 424 shall have been made within the time period required by such Rule; at or before the First Closing Date and the Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued, and prior to that time no stop order proceeding shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the International Prospectus or otherwise shall have been complied with or otherwise satisfied; and the Company shall not have filed with the Commission the International Prospectus or any amendment or supplement to the Registration Statement or the International Prospectus without the consent of the International Managers.

                       (b)  No International Manager shall have
             discovered and disclosed to the Company on or prior to such Closing Date that the Registration Statement or the International Prospectus or any amendment or supplement thereto contains an untrue statement of a fact that, in the reasonable opinion of Davis Polk & Wardwell, counsel for the International Managers, is material or omits to state a fact that, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                       (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares and the form of the Registration Statement, the International Prospectus (other than financial statements and other financial data) and all other legal matters relating to this Agreement, such other documents and the transactions contemplated hereby shall be satisfactory in all respects to Davis Polk & Wardwell, counsel for the International Managers, and the Company and the Selling Stockholders shall have furnished to such counsel all documents and information that such counsel may reasonably request to enable it to pass upon such matters and Davis Polk & Wardwell shall have furnished the International Managers their favorable opinion with respect to such matters and such additional matters as the International Managers may reasonably request.

                       (d) On the Closing Date there shall have been furnished to you the opinion (addressed to you) of Simpson Thacher & Bartlett, counsel for the Company, dated the Closing Date and in form and substance satisfactory to your counsel, to the effect that:

                            (i)  Each of the Company and R.P. Scherer
                       International Corporation has been duly
                       incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the International Prospectus.

                            (ii)  The authorized capital stock of the
                       Company conforms as to legal matters in all material respects to the descriptions thereof contained in the Registration Statement and the International Prospectus. The Shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof, and the certificates for the Shares are in valid and sufficient form.

                            (iii) Neither the execution nor the delivery hereof nor consummation of the transactions contemplated hereby will, to the best knowledge of such counsel, result in a violation of, or constitute a default under, the certificate of incorporation, by-laws or other governing documents of the Company or R.P. Scherer International Corporation, or any agreement, indenture or other instrument to which the Company or R.P. Scherer International Corporation is a party or by which it is bound, or to which any of its properties is subject. The performance by the Company of its obligations hereunder will not violate any New York or Federal law, rule, administrative regulation or, to the best knowledge of such counsel, decree of any New York or Federal court or any New York or Federal governmental agency or body having jurisdiction over the Company or its properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company. Except for permits, consents, approvals and authorizations required under the Securities Act and the state securities or "Blue Sky" laws of New York and for such permits and authorizations which have been obtained, no consent, approval, authorization or order of any New York or Federal court or governmental agency or body is required in connection with the consummation of the transactions contemplated by this Agreement.

                            (iv)  This Agreement has been duly
                       authorized, executed and delivered by the Company.

                            (v)  The Registration Statement and all
                       post-effective amendments thereto have become effective under the Securities Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending before or contemplated by the Commission, and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations under the Securities Act have been made; each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the International Prospectus (except for financial statements and schedules as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the applicable Rules and Regulations thereunder; the Registration Statement and the International Prospectus and any amendment or supplement thereto, as of their respective effective dates, comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations under the Securities Act (except that counsel need express no opinion on the financial statements and schedules or other financial and statistical data).

                            (vi)  Such counsel does not know of any
                       contracts or documents of a character required to be summarized or described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which are not so summarized, described or filed, nor does such counsel know of any pending or threatened litigation or any governmental proceeding, statute or regulation required to be described in the Registration Statement or International Prospectus which is not so described.

                            (vii)  The discussion in the Registration
                       Statement and the International Prospectus under the caption "Certain U.S. Tax Consequences to Non-U.S. Holders" is an accurate general description under currently applicable law of the principal Federal income tax consequences of an investment in the Shares.

                       In addition, such counsel shall state that such
             counsel has participated in conferences with officers and other representatives of the Company, officers and other representatives of the Selling Stockholders, representatives of the independent public accountants for the Company, your representatives and your counsel, at which the contents of the Registration Statement, the International Preliminary Prospectuses and the International Prospectus, and related matters, were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements made or included in the Registration Statement, the International Preliminary Prospectuses or the International Prospectus, on the basis of the foregoing, no fact has come to the attention of such counsel that would lead them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the International Prospectus (as amended or supplemented, if applicable) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no view with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement or the International Prospectus. In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware.

                       (e) Each Selling Stockholder shall have furnished to the International Managers the opinion of its counsel, addressed to the International Managers and dated the Closing Date to the effect that:

                            (i)  Such Selling Stockholder has all power
                       and authority necessary to execute and deliver this Agreement and to perform its obligations hereunder.

                            (ii) The execution, delivery and performance of this Agreement by such Selling Stockholder, and the consummation by such Selling Stockholder of the transactions contemplated hereby do not violate any provisions of any applicable law or regulation, or judgment, injunction, order or decree known to such counsel binding upon or applicable to such Selling Stockholder and will not result in the creation or imposition by such Selling Stockholder of any lien, charge or encumbrance upon any of such Selling Stockholder's Shares.

                            (iii)  This Agreement has been duly
                       authorized, executed and delivered on behalf of such Selling Stockholder, and constitutes a valid and binding obligation of such Selling
                       Stockholder.

                            (iv)  Except as required by the Securities
                       Act and applicable state securities laws, no authorization, approval, consent or license of any Federal governmental or regulatory body, agency or instrumentality, or of any governmental or regulatory body, agency or instrumentality of the state of the Selling Stockholder's organization or primary place of business, is required in connection with the execution, delivery and performance of this Agreement by such Selling Stockholder.

                            (v)  Upon delivery of certificates issued to
                       the International Managers for the shares to be sold by such Selling Stockholder pursuant to this Agreement, each International Manager that is a "bona fide purchaser" (as defined in Section 8-302 of the New York Uniform Commercial Code) will acquire all the rights of such Selling Stockholder in such Common Stock, free of any adverse claim.

                            (vi)  The information pertaining to such
                       Selling Stockholder under the caption "Selling Stockholders" in the International Prospectus satisfies the requirements of Item 507 of Regulation S-K of the Act in all material respects.

                       (f) The Company shall have furnished to you a certificate, dated such Closing Date and addressed to the International Managers, of its Chairman of the Board or President and Chief Financial Officer, certifying that the signers of said certificate have carefully examined the Registration Statement and the International Prospectus, and any amendments or supplements thereto, and:

                            (i)  The representations and warranties of
                       the Company contained in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of such Closing Date;

                           (ii)  The Company has complied with all
                       agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Closing Date;

                          (iii)  No stop order suspending the
                       effectiveness of the Registration Statement has been issued and no proceedings for the purpose have been initiated or threatened by the Commission;

                           (iv) To the best of their knowledge after due inquiry, such documents do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                            (v) Any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations under the Securities Act have been made; and

                           (vi) There has not been, since the respective dates as of which information is given in the Registration Statement, any event required to be set forth in an amendment or supplement to the Registration Statement or the International Prospectus.

                       The delivery of the certificate provided for in
             this subparagraph (f) shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (i) through
             (vi) of this subparagraph (f) to be set forth in such certificate.

                       (g) Each Selling Stockholder shall have furnished to the International Managers on the Closing Date a certificate, dated the Closing Date, signed by such Selling

             Stockholder stating that the representations, warranties and agreements of such Selling Stockholder in Section 2 are true and correct as if made at and as of the Closing Date, and that such Selling Stockholder has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

                       (h) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Arthur Andersen LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the International Prospectus.

                       (i)  The closing under the International
             Underwriting Agreement shall have occurred concurrently with the closing hereunder on the First Closing Date.

                       (j) The NASD, upon review of the terms of the public offering of the Shares, shall not have objected to the participation by any of the International Managers in such offering or asserted any violations of the By-laws of the NASD.

                       (k) Since the Effective Date of the Registration Statement, neither the Company nor any of its Subsidiaries shall have sustained any loss by fire, flood, accident or other calamity, or shall have become a party to or the subject of any litigation, which is materially adverse to the Company or any of its Subsidiaries, nor shall there have been a material adverse change in the general affairs, business, key personnel, capitalization, financial position or net worth of the Company and its Subsidiaries, whether or not arising in the ordinary course of business, which loss, litigation or change, in your judgment, shall render it inadvisable to proceed with the delivery of the Shares.

                       (l)  Each of John P. Cashman and Aleksandar
             Erdeljan, Chairman and President of the Company, respectively, shall have delivered to you an agreement, in form and substance satisfactory to you, not to offer, sell or otherwise dispose of, without your prior written consent, for a period of 90 days after the date of the International Prospectus, any share of Common Stock owned or acquired by him.

                       Any such opinions, certificates, letters and
             documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the International Managers and to counsel for the International Managers. The Company shall furnish to the International Managers such conformed copies of such opinions, certificates, letters and other documents as the International Managers shall reasonably request. If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the International Managers hereunder may be cancelled at, or at any time prior to, such Closing Date, by you. Any such cancellation shall be without liability of the International Managers to the Company. Notice of such cancellation shall be given to the Company in writing, or by telex or telephone and confirmed in writing.

                       9. Substitution of International Managers. The Selling Stockholders shall not be obligated to deliver any of the Firm Shares except upon payment for all (a) the Firm Shares to be purchased hereunder or as hereinafter provided and (b) the U.S. Shares to be purchased under the U.S. Underwriting Agreement. If, on the First Closing Date or the Option Closing Date, as the case may be, any International Manager defaults in the performance of its obligations to purchase the number of Shares which it has agreed to purchase under this Agreement, the remaining non-defaulting International Managers shall be obligated to purchase (in the respective proportions which the number of Shares set forth opposite the name of each non-defaulting International Manager in Schedule I hereto bears to the total number of Shares set forth opposite the names of all the non-defaulting International Managers in Schedule I hereto) the Shares which the defaulting International Manager agreed but failed to purchase; provided, however,
                                                    --------  -------
             that the remaining non-defaulting International Managers shall not be obligated to purchase any of the Shares on such date if the sum of the numbers of Underwritten Shares which the defaulting International Manager or International Managers and any defaulting U.S. Underwriter agreed but failed to purchase exceeds 9.09% of the total number of Underwritten Shares, and any remaining non-defaulting International Manager shall not be obligated to purchase more than 110% of the number of Shares set forth opposite its name in Schedule I hereto plus, if exercised, the total number of Option Shares purchasable by it pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting International Managers, and any other underwriters satisfactory to you who so agree, shall have the right, but shall not be obligated, to purchase (in such proportions as may be agreed upon among them) all the Shares to be purchased by the International Managers on such date. If the foregoing maximums are exceeded and the remaining International non-defaulting International

             Managers or the other underwriters satisfactory to you do not elect to purchase the Shares that the defaulting International Manager or International Managers agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting International Manager, the Company or any Selling Stockholder except that the Company will continue to be liable for the payment of expenses to any non-defaulting International Manager as set forth in Section 6 and except for the indemnity and contribution agreements of the Company and the International Managers contained in Section 7 hereof.

                       Nothing contained herein shall relieve a
             defaulting International Manager of any liability it may have for damages caused by its default. If other underwriters satisfactory to you are obligated or agree to purchase the Shares of a defaulting International Manager, either you or the Company may postpone the First Closing Date for up to seven full Business Days in order to effect any changes in the Registration Statement, any International Preliminary Prospectus or the International Prospectus which in your opinion may thereby be made necessary.

                       10. Effective Date and Termination. (a) This Agreement shall become effective on the earlier of (i) the initial release of the public offering of the Firm Shares, or (ii) at 11:00 a.m., New York City time, on the first full Business Day following the date hereof. You shall notify the Company and the Selling Stockholders immediately after you have taken any action which causes this Agreement to become effective. Until this Agreement is effective, it may be terminated by the Selling Stockholders acting jointly by giving notice as hereinafter provided to you, or by you by giving notice as hereinafter provided to the Company and the Selling Stockholders, except that the provisions of Sections 6, 7 and 11 shall at all times be effective. For purposes of this Agreement, the initial release of the public offering of the Firm Shares for sale to the public shall be deemed to have been made when you release, by telegram or otherwise, firm offers of the Firm Shares to securities dealers or release for publication a newspaper advertisement relating to the Firm Shares, whichever occurs first.

                       (b) The obligations of the International Managers hereunder may be terminated by you, in your absolute discretion, by notice given to and received by the Company and the Selling Stockholders prior to delivery of and payment for the Firm Shares, if prior to that time (i) trading in securities generally on the New York Stock Exchange or the International Stock Exchange shall have been suspended or materially limited, or minimum prices shall have been established on one or more of such exchanges by the Commission or such exchange or other regulatory body or governmental authority having jurisdiction, (ii) a general banking moratorium shall have been declared by Federal or New York State authorities, (iii) the United States or the United Kingdom shall have become engaged in hostilities or there shall have been an escalation in hostilities involving the United States or the United Kingdom or a declaration of a national emergency or war by the United States or the United Kingdom or (iv) there shall have been such a material adverse change in national or international economic, political or financial conditions, national or international equity markets or currency exchange rates or controls as to make it, in the judgment of a majority in interest of the several International Managers, inadvisable or impracticable to proceed with the payment and delivery of the Shares.

                       11. Expenses upon Termination. If notice shall have been given by the Selling Stockholders pursuant to
             Section 10(a) preventing this Agreement from becoming effective, or if the sale of the Shares provided for herein is not consummated because of any failure, refusal or inability on the part of the Company or the Selling Stockholders to perform any agreement on its part to be performed, any other condition of the International Managers' obligations hereunder is not fulfilled or if the International Managers shall decline to purchase the Shares for any reason permitted under this Agreement (other than termination by you pursuant to Section 10(a)), the Selling Stockholders shall reimburse the International Managers for the fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of the Shares. If this Agreement is terminated pursuant to the second sentence of Section 9 by reason of the default of one or more International Managers, the Selling Stockholders shall not be obligated to reimburse any such defaulting International Manager on account of those expenses.

                       12. Notices. Except as otherwise provided in this Agreement, (a) whenever notice is required by the provisions of this Agreement to be given to the Company, such notice shall be in writing addressed to the Company at 2075 West Big Beaver Road, Troy, Michigan 48084; Attention:
             Nicole S. Williams, Executive Vice President, Finance and Secretary; (b) whenever notice is required by the provisions of this Agreement to be given to any Selling Stockholder, such notice shall be in writing addressed to such Selling Stockholder at American Express Tower, World Financial Center, New York, N.Y. 10285, Attention: Maureen McCarthy and (c) whenever notice is required by the provisions of this Agreement to be given to the International Managers, such notice shall be in writing addressed to you in care of Lehman Brothers Inc., American Express Tower, World

             Financial Center, New York, New York 10285, Attention:
             Syndicate Department.

                       13. Parties. This Agreement shall inure to the benefit of and be binding upon the several International Managers, the Company, the Selling Stockholders and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Selling Stockholder or any International Manager within the meaning of Section 15 of the Securities Act, (b) the representations, warranties, indemnities and agreements of the Selling Stockholders contained in this Agreement shall also be deemed to be for the benefit of the person or persons if any who control the Company or any International Manager within the meaning of Section 15 of the Securities Act and (c) the indemnity agreement of the International Managers contained in Section 7 hereof shall be deemed to be for the benefit of directors of the Company and the Selling Stockholders, officers of the Company who sign the Registration Statement and any person controlling the Company or any Selling Stockholder within the meaning of
             Section 15 of the Securities Act. Nothing in this Agreement shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                       14.  Governing Law.  This Agreement shall be
             governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law or conflicts of law principles thereof.

                       15. Counterparts. This Agreement may be executed in one or more counterparts, each of which together shall constitute a single agreement.

                       16. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                       If the foregoing correctly sets forth the
             agreement among the Company, the several Selling
             Stockholders and the several International Managers, please indicate your acceptance in the space provided for that purpose below.


                                                Very truly yours,

                                                R.P. SCHERER CORPORATION


                                                By:
                                                   ---------------------
                                                   Title:


                                                LEHMAN BROTHERS MERCHANT
                                                   BANKING PORTFOLIO
                                                   PARTNERSHIP, L.P.

                                                By:  LEHMAN BROTHERS
                                                     MERCHANT BANKING
                                                     PARTNERS INC., its
                                                     general partner


                                                By:
                                                   ----------------------
                                                Title:


                                                LEHMAN BROTHERS OFFSHORE
                                                  INVESTMENT PARTNERSHIP,
                                                  L.P.

                                                By:  LEHMAN BROTHERS OFFSHORE
                                                     PARTNERS LTD., its
                                                     general partner


                                                By:
                                                   ---------------------
                                                Title:

                                                LEHMAN BROTHERS OFFSHORE
                                                  INVESTMENT PARTNERSHIP -
                                                  JAPAN L.P.

                                                By:  LEHMAN BROTHERS OFFSHORE
                                                     PARTNERS LTD., its
                                                     general partner


                                                By:
                                                   ---------------------
                                                Title:


                                                LEHMAN BROTHERS CAPITAL
                                                  PARTNERS II L.P.

                                                By:  LEHMAN BROTHERS II
                                                     INVESTMENT INC., its
                                                     general partner


                                                By:
                                                   ---------------------
                                                Title:




             Confirmed and accepted as of
               the date first above mentioned:

             LEHMAN BROTHERS INTERNATIONAL (EUROPE)
             DONALDSON, LUFKIN & JENRETTE SECURITIES
               CORPORATION
             OPPENHEIMER & CO., INC.
             J. HENRY SCHRODER WAGG & CO. LIMITED
             ROBERT W. BAIRD & CO. INCORPORATED

             By: LEHMAN BROTHERS INTERNATIONAL (EUROPE)


             By:
                -------------------------
                Authorized Representative

                                       SCHEDULE I


             International Underwriting Agreement dated November __, 1994


                                                           Number of
                                                          Shares to be
                  International Manager                    Purchased
                  ---------------------                   ------------

             Lehman Brothers International (Europe)......
             Donaldson, Lufkin & Jenrette Securities
               Corporation..............................
             Oppenheimer & Co., Inc.....................
             J. Henry Schroder Wagg & Co. Limited.......
             Robert W. Baird & Co. Incorporated.........
                                                            =======
             Total......................................    1,300,000

                                      SCHEDULE II
                                      -----------


                                             Number of           Number of
        Selling Stockholder                  Firm Shares       Option Shares
        -------------------                  -----------       -------------

        Lehman Brothers Merchant
          Banking Portfolio Partnership, L.P.

        Lehman Brothers Offshore
          Investment Partnership, L.P.

        Lehman Brothers Offshore
          Investment Partnership - Japan L.P.

        Lehman Brothers Capital
          Partners II L.P.

                                               ---------             -------
                                               1,300,000             104,875

                                                                 ANNEX I



                                                                                            Percentage of
                                                                                            Voting Securities
                                                                                            Owned by Company
                                                            Organized Under                 (directly or
                    Name of Subsidiary                          Laws of                     indirectly)
                    ------------------                      ---------------                 -----------------
                    R.P. Scherer International Corporation  Delaware                                100
                    R.P. Scherer Hardcapsule, Inc.          New Jersey                              100
                    R.P. Scherer Hardcapsule (West)         Utah                                    100
                    Gelatin Products International          Delaware                                100
                    The LVC Corporation                     Missouri                                100
                    Science Labs Inc.                       Delaware                                100
                    R.P. Scherer Canada, Inc.               Ontario, Canada                         100
                    R.P Scherer Limited                     England                                 100  (1)
                    Scherer DDS Limited                     England                                 100  (1)
                    R.P. Scherer Holdings Ltd.              England                                 100
                    R.P. Scherer S.A.                       France                                   70  (2)
                    F&F Holding GmbH                        Germany                                 100
                    R.P. Scherer GmbH                       Germany                                  51  (3)
                    Allcaps Weichgelatinekapseln
                      GmbH                                  Germany                                  51  (4)
                    R.P. Scherer S.p.A                      Italy                                    95  (5)
                    R.P. Scherer K.K.                       Japan                                    60
                    R.P. Scherer Korea Limited              Korea                                    50
                    R.P. Scherer Production S.A.            France                                   95  (6)
                    R.P. Scherer Argentina S.A.I.C.         Argentina                                99
                    R.P. Scherer do Brazil Encapsulacoes,
                      Ltd.                                  Brazil                                  100
                    R.P. Scherer Holdings Pty. Ltd.         Australia                               100
                    R.P. Scherer Pty. Ltd.                  Australia                               100  (7)
                    R.P. Scherer Egypt                      Egypt                                    10

                    _____________________________________

                    (1)  This Corporation is 100% owned by R.P. Scherer Holdings Ltd.
                    (2)  The Company owns 50.01% directly and R.P. Scherer GmbH (of which F&F Holding GmbH owns 51%)
                         owns an additional 39.975%.
                    (3)  The 51% interest in R.P. Scherer GmbH is owned directly by F&F Holding GmbH.
                    (4)  This corporation is 100% owned directly by R.P. Scherer GmbH (of which F&F Holding owns 51%).
                    (5)  The Company owns 90% directly and R.P. Scherer GmbH (of which F&F Holding GmbH owns 51%)
                         owns an additional 10%.
                    (6)  This Corporation is 100% owned by R.P. Scherer S.p.A.
                    (7)  This Corporation is 100% owned by R.P. Scherer Holdings Pty. Ltd.